UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction, NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (845) 838-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 25, 2017, eMagin Corporation (the “Company”) held its Annual Meeting of Stockholders. As of April 13, 2017, the record date for the meeting, the Company had outstanding and entitled to vote 31,652,589 shares of common stock and 5,659 shares of its outstanding Series B Convertible Preferred Stock, where each such share of Series B Convertible Preferred Stock was entitled to voting rights equal to the number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock, which was a total of 7,545,333 shares of common stock. All matters submitted to a vote of our stockholders at the annual meeting were approved and all director nominees were elected.

The certified results of each of the matters voted upon at the annual meeting, which are more fully described in our definitive proxy statement, are as follows:

(1)	Election of seven (7) directors for terms expiring at the 2018 annual meeting of stockholders.

DIRECTORS	FOR	WITHHELD
Christopher Brody	23,452,195	250,355
Paul Cronson	23,519,235	183,315
Leslie G. Polgar	23,517,469	185,081
Ellen Richstone	23,517,835	184,715
Andrew G. Sculley	23,517,460	185,090
Stephen M. Seay	23,517,683	184,867
Jill W. Wittels	23,518,933	183,617

There were 11,140,936 broker non-votes regarding this proposal.

(2) Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
34,483,106	329,236	31,144

There were 0 broker non-votes regarding this proposal.

(3) Approval of the Company’s 2017 Stock Option and Incentive Plan.

FOR	AGAINST	ABSTAIN
15,753,422	530,301	35,340

There were 18,524,423 broker non-votes regarding this proposal.

(4) Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the definitive proxy statement.

FOR	AGAINST	ABSTAIN
20,906,350	1,499,773	1,296,427

There were 11,140,936 broker non-votes regarding this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: May 26, 2017	By:	/s/ Jeffrey Lucas
Jeffrey Lucas
Chief Financial Officer

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